Exhibit 99.1

Sino Clean Energy, Inc. Appoints Ms. Wendy Fu as Its Chief Financial Officer

Companies: SINO CLEAN ENERGY

Press Release Source: Sino Clean Energy, Inc. On Thursday February 18, 2010, 4:15 pm EST

XIâ☐™AN, China, Feb. 18 /PRNewswire-Asia-FirstCall/ — Sino Clean Energy, Inc. (OTC Bulletin Board: SCLX; "Sino Clean Energy," or the "Company"), which produces and distributes coal-water mixture in the People's Republic of China ("China"), today announced the appointment of Ms. Wendy Fu as the Chief Financial Officer (the "CFO") of the Company effective February 12, 2010. Ms. Fu replaces Mr. Hon Wan Chan, who will remain with the Company as Vice President of Finance.

Ms. Fu brings more than twenty years of professional financial and accounting experience with public companies and accounting firms. Her specific areas of expertise include financial management, investor relations, risk controls, SOX 404 compliance and SEC reporting. From September 2008 to August 2009, Ms. Fu served as Chief Financial Officer of China Shenghuo Pharmaceutical Holdings Inc., a NYSE-AMEX listed company. From 2007 to 2008, Ms. Fu served as VP-Finance of Shengdatech, Inc., a China based NASDAQ listed company and chemical manufacturer in China. From 2005 to 2007, Ms. Fu worked for Deloitte & Touche, LLP (USA), a Big-Four accounting firm, as a Senior Consultant. From 1999 to 2004, Ms. Fu served as Assistant Finance Controller at Wal-Mart China, a subsidiary of Wal-Mart Inc., a Fortune 500 company, listed on the New York Stock Exchange. From 1997 to 1999, Ms. Fu was Regional Finance Manager at Asia Pulp & Paper (APP) Co., Ltd., the second largest paper company in Asia, listed on New York Stock Exchange. In 1989, Ms. Fu graduated from Wuhan Jianghan University in International Trade and in 2005 she obtained her Masters in Professional Accounting from the University of Texas at Austin. Ms. Fu has been a CPA since 2007.

Mr. Baowen Ren, Chairman of Sino Clean Energy, commented, "We are very pleased to have Ms. Fu join us as our Chief Financial Officer. We believe her appointment will further strengthen our financial capabilities and senior management team as we expect to continue to expand production capacity, gain market share and grow our business. We believe Ms. Fu's contributions will help us meet our collective company goals, which include expanding our investor relations efforts and increasing shareholder value."

"I am very pleased to be joining the management team at Sino Clean Energy, a rapidly growing company which produces solutions and provides services that have a positive impact on China's environment," Ms. Wendy Fu said. "As the CFO of the Company, I believe my skill set is ideally suited for the Company's needs and I look forward to making a positive contribution while assisting the Company in reaching its financial, business, and operating goals and objectives."

About Sino Clean Energy

Sino Clean Energy is a U.S. publicly traded company and a China-based producer and distributor of coal-water mixture ("CWM"). Based in Shaanxi Province, Sino Clean Energy is the largest CWM producer in Northwestern China with 850,000 metric tons of total annual capacity. For more information about Sino Clean Energy, please visit http://www.sinocei.net/ ..

Safe Harbor Statement

This press release contains certain "forward-looking statements," as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to uncertainties in product demand, the impact of competitive products and pricing, our ability to obtain regulatory approvals, changing economic conditions around the world, release and sales of new products and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information please contact:

Company:

Ming Lee
Assistant to the Chairman
Tel: Â +86-29-8406-7376 +86-29-8406-7376 (China)
Email: marin_lm@163.com

Investor Relations:

HC International, Inc.
Ted Haberfield, Executive VP
Tel: Â +1-760-755-2716 +1-760-755-2716
Email: thaberfield@hcinternational.net
Web: Â http://www.hcinternational.net